    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1997

                                                  REGISTRATION NO. 33-65842
--------------------------------------------------------------------------------
                                POST-EFFECTIVE
                               AMENDMENT NO. 1

                                      to

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          VOICE CONTROL SYSTEMS, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          75-1707970
            --------                                          ----------
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                          14140 MIDWAY ROAD, SUITE 100
                              DALLAS, TEXAS 75244
                                 (214) 726-1200
                                 --------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


              VOICE CONTROL SYSTEMS, INC. 1992 STOCK OPTION PLAN
       (formerly Scott Instruments Corporation 1992 Stock Option Plan)
                          (Full title of the plans)

                           PETER J. FOSTER, PRESIDENT
                          VOICE CONTROL SYSTEMS, INC.
                          14140 MIDWAY ROAD, SUITE 100
                              DALLAS, TEXAS 75244
                                 (972) 726-1200
                                 --------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                Bruce H. Hallett
                                Crouch & Hallett
                           717 N. Harwood, Suite 1400
                              Dallas, Texas  75201
                                 (214) 953-0053


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                           Proposed Maximum      Proposed Maximum
 Title of Securities     Amount to be     Offering Price Per    Aggregate Offering         Amount of
  to be Registered        Registered(2)         Share(1)              Price(1)         Registration Fee
---------------------------------------------------------------------------------------------------------
  Common Stock
  $.01 Par Value        1,080,320              $7.875               $8,507,520             $2,578.04
---------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.
(2) Registration of additional Securities, excluding 219,680 shares previously registered.

This Registration Statement also covers an indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Plans.

This Amendment No. 1 hereby (i) incorporates the contents of the Registration Statement File No. 33-65842 previously filed with respect to the subject stock option plan and (ii) registers additional securities of the same class previously registered.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 6, 1997.

                                     VOICE CONTROL SYSTEMS, INC.


Date:  January 6, 1997               By:  /s/ Peter J. Foster
                                          --------------------------------------
                                          Peter J. Foster,
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                                                        Date
---------                                                                        ----
                                                                             January 6, 1997
---------------------------------------------------------
John B. Torkelsen
Chairman and Director


/s/ Peter J. Foster                                                          January 6, 1997
---------------------------------------------------------
Peter J. Foster
President, Chief Executive Officer and Director


/s/ Kim S. Terry                                                             January 6, 1997
---------------------------------------------------------
Kim S. Terry
Vice President Finance and Corporate Secretary
(Principal Financial and Accounting Officer)


/s/ MELVYN J. GOODMAN                                                        January 6, 1997
---------------------------------------------------------
Melvyn J. Goodman
Director


                                                                             January 6, 1997
---------------------------------------------------------
John Lucas-Tooth
Director


/s/ NEAL J. ROBINSON                                                         January 6, 1997
---------------------------------------------------------
Neal J. Robinson
Director


                                                                             January 6, 1997
---------------------------------------------------------
Merrill Solomon

/s/ STANLEY WESTREICH                                                        January 6, 1997
---------------------------------------------------------
Stanley Westreich

                               INDEX TO EXHIBITS


Exhibit
Number                     Description of Exhibits
-------                    -----------------------
4.1      Scott Instruments Corporation 1992 Stock Option Plan

5.1*     Opinion of Crouch & Hallett

23.1*    Consent of BDO Seidman, LLP


*        Filed herewith.